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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-32682) of Universal Access, Inc. of our report dated January 26, 2001 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.


PricewaterhouseCoopers LLP

March 21, 2001
Chicago, Illinois